EXHIBIT 99.1





NORTHEAST PENNSYLVANIA FINANCIAL CORP. 12 E. BROAD STREET, HAZLETON, PA 18201
(570) 459-3700


NEWS RELEASE
------------


FOR IMMEDIATE RELEASE

DATE:       October 21, 2002
CONTACT:    Megan Kennedy, Investor Relations
PHONE:      (570) 459-3797
FAX:        (570) 459-3486

                NORTHEAST PENNSYLVANIA FINANCIAL CORP. ANNOUNCES
                         ANNUAL MEETING OF SHAREHOLDERS

Hazleton, Pa. . . . . . . E. Lee Beard, President and Chief Executive Officer of
Northeast Pennsylvania Financial Corp. (the "Company") (Amex; NEPF), announced today that the Annual Meeting of Shareholders will be held on January 29, 2003 at 11:00 a.m. at Genetti's Best Western Motor Lodge, Route 309 North, Hazleton, Pennsylvania.

Northeast Pennsylvania Financial Corp. is the holding company of First Federal, Abstractors Inc., Northeast Pennsylvania Trust Co., Higgins and FIDACO, Inc. The Company, through its subsidiaries, serves Northeastern and Central Pennsylvania through its nineteen full service community office locations, three financial centers and a loan production office.


                                       ###